UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2005

IT&E International Group
(Exact name of registrant as specified in its charter)

Nevada	000-50095	77-0436157
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 858-366-0970

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

At the annual meeting of the shareholders of the Registrant held September 26, 2005, the shareholders of the Registrant adopted and approved the Registrant’s 2005 Equity Incentive Plan (the “Plan”). The Registrant has reserved 7,500,000 shares for issuance pursuant to the Plan.

A copy of the 2004 Equity Incentive Plan is attached hereto as Exhibit 10.1. A Form of Stock Option Agreement under the 2005 Equity Incentive Plan is attached hereto as Exhibit 10.2.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of the shareholders of the Registrant held September 26, 2005, the shareholders of the Registrant adopted and approved the Amended and Restated Articles of Incorporation of the Registrant. The Amended and Restated Articles of Incorporation increase the number of authorized shares of common stock from 70,000,000 to 250,000,000 and increase the number of authorized shares of Series A Preferred Stock from 2,000,000 to 2,820,000. In addition, the Amended and Restated Articles eliminate the Registrant’s Series B Preferred Stock and Series C Preferred Stock.

A copy of the Amended and Restated Articles of Incorporation are attached hereto as Exhibit 3.1.

In addition, the Board of Directors of the Registrant has amended and restated the Registrant’s Bylaws effective as of September 26, 2005.

A copy of the Amended and Restated Bylaws of Registrant are attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Number	Description
3.1	Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws
10.1	2005 Equity Incentive Plan
10.2	Form of Stock Option Agreement under the 2005 Equity Incentive Plan

22

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT&E International Group
By: /s/ Peter Sollenne
Peter Sollenne
Chief Executive Officer

Dated: September 27, 2005

3